Exhibit 99.2

PRESS RELEASE

PIERIS PHARMACEUTICALS PRESENTS POSITIVE PRECLINICAL

DATA ON LEAD BISPECIFIC IMMUNO-ONCOLOGY PROGRAM

— Tumor-targeting CD137/HER2 Bispecifics Exhibit Desired Drug-Like Properties

and Tumor-Dependent T Cell Activation—

Boston, Massachusetts, September 21, 2015 – Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform, announced today the presentation of new preclinical data for its Anticalin-based CD137/HER2 bispecific drug candidates in the PRS-343 immuno-oncology program. The data demonstrate potent CD137-driven T cell activation that is dependent upon drug-mediated HER2 engagement on the tumor cell surface. The Company reconfirmed its intent to achieve drug candidate nomination for this program by the end of the year.

Presented September 18, 2015 during a poster session at CRI-CIMT-EATI-AACR - The Inaugural International Cancer Immunotherapy Conference, the data provide an overview of the drug-like properties and pharmacodynamic activity of four distinct CD137/HER2 bispecific molecules comprised of an anti-HER2 monoclonal antibody genetically linked to an agonist CD137-targeting Anticalin® protein. All four bispecific molecules demonstrated not only desired biophysical properties, but also the ability to activate T cells ex vivo as a function of HER2 engagement. Importantly, the unique geometries of each drug candidate led to pronounced differences in levels of T cell activation, highlighting the importance of structure in designing bispecifics. A copy of the poster can be viewed and downloaded by clicking http://c.eqcdn.com/pierisag/db/164/1975/pdf/150914+CRI+Poster+postFinal.pdf.

Pieris President and CEO, Stephen Yoder, commented, “In contrast to traditional bispecific antibody efforts that utilize a one-size-fits-all format, Anticalin-based bispecifics enable tailored approaches to derive drug candidates with superior structure and function. We look forward to advancing our PRS-343 program through IND-enabling studies and into clinical trials.”

CD137 is a costimulatory immunoreceptor and a highly promising target for cancer therapy. However, conventional CD137-targeting antibodies suffer from a lack of tumor-selective activity, which may lead to peripheral toxicity, reducing the available therapeutic window. Pieris’ bispecifics are designed to promote CD137 clustering by bridging T cells with HER2-positive tumor cells, and to thereby provide a localized costimulatory signal to tumor antigen-specific T cells.

About Pieris Pharmaceuticals:

Pieris is a clinical-stage biotechnology company advancing its proprietary Anticalin® technology to create differentiated drugs that have the potential to be safer and more effective than conventional approaches. Anticalins show promise in addressing high-unmet medical needs and expanding the potential of targeted therapeutics. The company currently has a diverse proprietary pipeline and has ongoing R&D collaborations with Daiichi Sankyo, the Sanofi Group, Zydus Cadila, Stelis Biopharma and Allergan. Anticalin®, Anticalins® are registered trademarks of Pieris. For more information visit www.pieris.com.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our business and product development plans; our liquidity and ability to fund our future operations; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company’s Quarterly Reports on Form 10-Q.

Company Contact:	Investor Relations Contact:
Pieris Pharmaceuticals, Inc.	The Trout Group
Darlene Deptula-Hicks	Thomas Hoffmann
SVP and Chief Financial Officer	+1-646-378-2931
+1-603-553-5803	thoffmann@troutgroup.com
deptula@pieris.com
or

Media Inquiries:	The Del Mar Consulting Group, Inc.
Gretchen Schweitzer	Robert Prag, President
+49 172 861 8540	+1-858-794-5000
gschweitzer@macbiocom.com	bprag@delmarconsulting.com

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